Exhibit 10.1
SPLIT-DOLLAR AGREEMENT
     THIS AGREEMENT made and entered into as of this 21st day of June, 2006, by and between THE MENS WEARHOUSE, INC., a Texas corporation (hereinafter referred to as the “Corporation”), and GEORGE ZIMMER, an individual residing in the State of California (hereinafter referred to as the “Employee”),
     WITNESSETH THAT:
     WHEREAS, the Employee is employed by the Corporation; and
     WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, under a Policy of life insurance insuring his life (hereinafter referred to as the “Policy”), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was issued by PRUDENTIAL (hereinafter referred to as the “Insurer”); and
     WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and
     WHEREAS, the Corporation is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and
     WHEREAS, the Corporation wishes to retain such ownership rights, in order to secure the repayment of the amount due it hereunder;
     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:
1. Purchase of Policy. The Corporation has purchased the Policy from the Insurer in the total face amount of $4,000,000 and a Level Death Benefit Option (as such term is defined in the Policy). The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy or beneficiary designation filed with the Insurer.
2. Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including, but not limited to, the right to elect and to change the Death Benefit Option, the Face Amount of Insurance Death Benefit, and the investment options of the Policy, except as may otherwise be provided herein.

3. Election of Settlement Option and Beneficiary Designation By Employee. The Employee may select the settlement option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of policy proceeds to which the Employee is entitled hereunder, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation shall promptly execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement option provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation or election without the express written consent of the Employee.
4. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of any scheduled premium required (as defined in the Policy) to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Except with the consent of the Employee, the Corporation shall not pay less than such scheduled premium required, if any, for any year, but may, in its discretion, at anytime and from time to time, pay more than such premium. If the cash value of the Policy is sufficient to fund a portion or all of the scheduled premiums, then such portion or all of the scheduled premiums shall be paid from the cash value of Policy to the extent of such cash value, and the Corporation shall not be not be required to pay such portion of the schedule premiums. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes as a result of the insurance protection provided the Owner as the Policy beneficiary.
5. Limitations on Corporation’s Rights in Policy.
     (a) Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provision thereof, change the Death Benefit Option provision, decrease the Face Amount of Insurance Death Benefit, make withdrawals from, nor make or change the allocation of the Policy Account established pursuant to the terms of the Policy among the various investment options under the Policy thereof without, in any such case, the express written consent of the Employee.
     (b) Notwithstanding any provision hereof to the contrary, the Corporation shall have the sole authority to direct the manner in which the Policy Account established pursuant to the terms of the Policy shall be allocated among the various investment options from time to time available under the Policy and to change such allocation from time to time, as provided for in the Policy.

6. Policy Loans. The Corporation may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan, including accumulated interest thereon, shall not exceed the lesser of (i) the amount of the premiums on the Policy paid by the Corporation hereunder, or (ii) the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid. Interest charges on such loan shall be paid by the Corporation. If the Corporation so encumbers the Policy, other than by a policy loan from the Insurer, then, upon the death of the Employee or upon the election of the Employee hereunder to purchase the Policy from the Corporation, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.
7. Collection of Death Proceeds.
     (a) Upon the death of the Employee, the Corporation shall cooperate with the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.
     (b) Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the greater of the total amount of the premiums paid by it hereunder or the cash value of the Policy (excluding surrender charges or other similar charges or reductions) immediately before the death of the Employee, reduced by any indebtedness against the Policy existing at the death of the Employee, including any interest due on such indebtedness. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the death proceeds payable under the Policy at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.
8. Termination of the Agreement During the Employee’s Lifetime.
     (a) This Agreement shall terminate, during the Employee’s lifetime, without notice, upon the occurrence of any of the following events: (a) total cessation of the Corporation’s business; (b) bankruptcy, receivership or dissolution of the Corporation; or (c) termination of Employee’s employment by the Corporation (other than by reason of his death).

     (b) In addition, the Employee may terminate this Agreement while no premium under the Policy is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.
9.	Disposition of the Policy on Termination of the Agreement During the Employee’s Lifetime.
     (a) For sixty (60) days after the date of the termination of this Agreement during the Employee’s lifetime, the Employee shall have the assignable option to purchase the Policy from the Corporation. The purchase price for the Policy shall be the greater of the total amount of the premium payments made by the Corporation hereunder or the then cash value of the Policy (excluding surrender charges or other similar charges or reductions), less any indebtedness secured by the Policy which remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall transfer all of its right, title and interest in and to the Policy to the Employee or his assignee, by the execution and delivery of an appropriate instrument of transfer.
     (b) If the Employee or his assignee fails to exercise such option within such sixty (60) day period, then, the Corporation may enforce its right to be repaid the amount due it hereunder by surrendering or canceling the Policy for its cash surrender value, or it may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions hereof. Thereafter, neither the Employee nor his respective heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.
10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.
11. Assignment by Employee. Notwithstanding any provision hereof to the contrary, the Employee shall have the right to absolutely and irrevocably assign by gift all of his right, title and interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof. Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Employee’s assignee as the sole owner of all of the Employee’s right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Employee shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.
12.	Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.
     (a) Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.
     (b) Claim. A Participant, beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the President of the Corporation (the “First Level Reviewer”) setting forth his or her claim. Such claim must be addressed to the President of the Corporation, at its then principal place of business.
     (c) Claim Decision. Upon receipt of a claim, the First Level Reviewer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period. However, the First Level Reviewer may extend the reply period for an additional ninety (90) days for reasonable cause. If the reply period will be extended, the First Level Reviewer shall advise the Claimant in writing during the initial ninety (90) day period indicating the special circumstances requiring an extension and the date by which the First Level Reviewer expects to render the benefit determination.
     If the claim is denied in whole or in part, the First Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:
          (i) the specific reason or reasons for the denial;
          (ii) the specific references to pertinent Plan provisions on which the denial is based;
          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

          (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
          (v) the time limits for requesting a review of the denial under Subsection C hereof and for the actual review of the denial under Subsection D hereof.
     (d) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation ( the “Second Level Reviewer”) review the First Level Reviewer’s prior determination. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.
     The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the First Level Reviewer in making its initial claims decision, (ii) was submitted, considered or generated in the course of the First Level Reviewer making its initial claims decision, without regard to whether such instrument was actually relied upon by the First Level Reviewer in making its decision or (iii) demonstrates compliance by the First Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement and that, where appropriate, the provisions of this Agreement have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the First Level Reviewer’s determination within such sixty (60) day period, he or she shall be barred and estopped from challenging such determination.
     (e) Review of Decision. Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Second Level Reviewer’s receipt of a request for review, it will review the First Level Reviewer’s prior determination. If special circumstances require that the sixty (60) day time period be extended, the Second Level Reviewer will so notify the Claimant within the initial sixty (60) day period indicating the special circumstances requiring an extension and the date by which the Second Level Reviewer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Second Level Reviewer extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

     The Second Level Reviewer has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of this Agreement. Benefits under this Agreement will be paid only if the Second Level Reviewer decides in its discretion that the Claimant is entitled to such benefits. The decision of the Second Level Reviewer shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant.
     If the Second Level Reviewer makes an adverse benefit determination on review, the Second Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:
          (i) the specific reason or reasons for the denial;
          (ii) the specific references to pertinent Plan provisions on which the denial is based;
          (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Second Level Reviewer in making its decision, (ii) was submitted, considered or generated in the course of the Second Level Reviewer making its decision, without regard to whether such instrument was actually relied upon by the Second Level Reviewer in making its decision or (iii) demonstrates compliance by the Second Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement, and that, where appropriate, the provisions of this Agreement have been applied consistently with respect to similarly situated claimants; and
          (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.
13. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.
14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.
15. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.
16. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

THE MEN’S WEARHOUSE

/s/ Neill P. Davis

By: its Executive Vice President
ATTEST:

/s/ Michael W. Conlon
Secretary

/s/ GEORGE ZlMMER

GEORGE ZlMMER, Employee

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